EXHIBIT 10.23

Description of Arrangement for Directors Fees

The table below sets forth the amount of fees payable to outside directors of Webster Financial Corporation for their services as Directors for the period April 2010 to April 2011. The Nominating and Corporate Governance Committee will conduct its annual compensation review in April 2011 in connection with the Company’s annual meeting. The Committee may decide to revise the Schedule shown below at the meeting or at another meeting.

Event	Amount

Annual Retainer	$32,000 ($25,000 payable in the form of shares of restricted stock pursuant to the 2001 Directors Retainer Fees Plan, and $7,000 payable in cash)
Board Meeting Attended	$1,200
Committee Meeting Attended	$1,200
Telephonic Board Meeting	$600
Telephonic Committee Meeting	$600
Separate Webster Financial Corporation and Webster	$2,000
Bank Board Meetings (Held on the Same Day)
Annual Retainer for Lead Director	$22,500
Annual Retainer for the Chair of the Audit Committee	$15,000

Annual Retainer for the Chair of the Compensation Committee	$10,000
Annual Retainer for the Chair of the Risk Committee	$10,000
Annual Retainer for the Chair of the Nominating & Corporate Governance Committee	$7,500